UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2025

Ramaco Resources, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	001-38003	38-4018838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West Main Street, Suite 1900

Lexington, Kentucky 40507

(Address of principal executive offices)

Registrant’s telephone number, including area code: (859) 244-7455

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	METC	Nasdaq Global Select Market
Class B common stock, $0.01 par value	METCB	Nasdaq Global Select Market
8.375% Senior Notes due 2029	METCZ	Nasdaq Global Select Market
8.250% Senior Notes due 2030	METCI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 7, 2025, Ramaco Resources, Inc. (the “Company”) closed its previously announced underwritten public offering (the “Offering”). The Company sold 10,666,667 shares of Class A common stock in the Offering at a public offering price of $18.75 per share. The aggregate gross proceeds to the Company from the Offering were approximately $200 million, before deducting underwriting discounts, commissions and other Offering expenses. All shares of Class A common stock sold in the Offering, other than the Additional Shares (as defined herein), were offered by the Company.

In connection with the Offering, Yorktown Energy Partners IX, L.P., Yorktown Energy Partners X, L.P. and Yorktown Energy Partners XI, L.P. (collectively, “Yorktown”), selling stockholders of the Company, granted the underwriters of the Offering a 30-day option to purchase up to an additional $30 million of the Company’s Class A common stock at the public offering price, less the underwriting discount (the “Additional Shares”). On August 6, 2025, the underwriters notified Yorktown that they had exercised their option to purchase the Additional Shares in full. The sale of the Additional Shares to the underwriters is expected to be completed on August 8, 2025 and the Company will not receive any proceeds from the sale of such Additional Shares.

The pricing of the Offering was previously reported on a Form 8-K filed by the Company with the SEC on August 6, 2025, which is incorporated herein by reference. The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (No. 333-289251) as previously filed with the Securities and Exchange Commission and a related prospectus and prospectus supplement.

A copy of the opinion of ArentFox Schiff LLP relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 hereto. A copy of the press release announcing the closing of the Offering is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
5.01	ArentFox Schiff LLP Legal Opinion
23.1	Consent of ArentFox Schiff LLP (included in Exhibit 5.1)
99.1	Press release issued by Ramaco Resources, Inc., dated August 7, 2025.
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ramaco Resources, Inc.

By:	/s/ Randall W. Atkins
Name: Randall W. Atkins
Title: Chairman and Chief Executive Officer

Date: August 7, 2025